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                                                             Page 30 of 44 Pages

                                                                       Exhibit 4

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                           AXA ASSURANCES VIE MUTUELLE

         The names of the Members of the Conseil d'Administration and of the Executive Officers of AXA Assurances Vie Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances Vie Mutuelle at 26, rue Drouot, 75009 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances Vie Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claude Bebear                Chairman of the Supervisory Board, AXA

*  Henri de Castries            Chairman of the Management Board and CEO, AXA
   AXA
   25, avenue Matignon
   75008 PARIS

*  Jean-Pierre Chaffin
   representing ASSSE
   Federation de la
   Metallurgie CFE-CGC
   5, rue de La Bruyere
   75009 PARIS

   Jean-Laurent Granier         Vice-Chief Executive Officer; Vice-CEO,
   AXA France                   Mutuelles AXA
   Direction Generale
   Terrasse 1
   313 Terrasies de L'Arche
   92727 Nanterre Cedex

*  Frederic Lucet               Senior Adviser
   LC Group
   12 rue Auber
   75009 Paris

*  Jean-Pol Mairiaux            Officer
   AXA France
   Direction Generale
   Terrasse 1
   313 Terrasses de L'Arche
   92727 Nanterre Cedex

*  Octave Manset                Communications Manager, BMW France (auto
   BMW France                   manufacturer)
   75 rue de la Tour
   75016 Paris

*  Alain de Marcellus	  Manager of Group Financial Services,
   10 rue Chomel 	  Cap Gemini
   75007, Paris

*  Francois Martineau           Lawyer
   250 bis bld St. Germain
   75007, Paris

   Corinne Vitrac               Boards Secretary

   Dominique Paillet            Retired
   9 Route de Vienne
   38090 Vaulx-Milieu France

   Francois Pierson             Member of the AXA Management Board
   Direction Generale
   Terrasse 1
   313 Terrasses de L'Arche
   92727 Nanterre Cedex

*  Jean-Claude Puerto           Chairman and CEO UCAR
   UCAR
   10 rue Louis Pasteur
   92100 Boulogne Billaucourt

*  Olivier Riche	  CEO of Cofitem-Cofimur
   47 rue de Verneuil
   75007, Paris

*  Pierre de Waziers            Engineer
   Societe Gramont
   8 rue Sainte Lucie
   75015 Paris, FRANCE

----------
*    Member, Conseil d'Administration

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